UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 24, 2006


                          SECURITY FEDERAL CORPORATION
              (Exact name of registrant as specified in its charter)

        South Carolina                 0-16120                 57-0858504
    ---------------------         ------------------         ---------------
   (State or other jurisdiction      (Commission             (IRS Employer
        of incorporation)             File Number)         Identification No.)


1705 Whiskey Road South, Aiken, South Carolina                     29801
----------------------------------------------               ---------------
(Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number (including area code):  (803) 641-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ]  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On April 24, 2006, Security Federal Corporation issued its earnings release for the quarter and year ended March 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

      (c)   Exhibits

      99.1  Press Release of Security Federal Corporation dated April 24,
            2006.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    SECURITY FEDERAL CORPORATION


Date: April 26, 2006                By:/s/Timothy W. Simmons
                                       ----------------------------------
                                       Timothy W. Simmons
                                       Chief Executive Officer

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                               Exhibit 99.1

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                              News Release

        SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN ANNUAL
                                EARNINGS


Aiken, South Carolina (April 24, 2006) - Security Federal Corporation (OTCBB:SFDL), the holding company of Security Federal Bank, today announced earnings for the year ending March 31, 2006 and the fourth quarter of it fiscal year ending March 31, 2006. The Company reported net income of $3.8 million or $1.51 per share (basic) for the year ending March 31, 2006, an 8.8% increase from net income of $3.5 million or $1.39 per share (basic) for the year ending March 31, 2005. The increase in net income is a result of a $2.4 million increase in net interest income, a $120,000 decrease in the provision for loan losses, and a $136,000 increase in total other income offset partially by a $2.3 million increase in general and administrative expenses for the year ending March 31, 2006 when compared to the year ending March 31, 2005. For the quarter ending March 31, 2006, net income was $976,000 or $.38 per share (basic), a 1.6% decrease from net income of $992,000 or $.39 per share (basic) for the quarter ending March 31, 2005. The decrease in net income is a result of a $1.0 million increase in general and administrative expenses partially offset by a $596,000 increase in net interest income, a $30,000 decrease in the provision for loan losses, a $72,000 increase in total other income, and a $286,000 decrease in the provision for income taxes.

Total assets at March 31, 2006 were $658.7 million compared to $586.0 million at March 31, 2005, an increase of 12.4% for the year. Net loans receivable increased $58.2 million or 18.4% to $375.1 million at March 31, 2006 from $316.9 million at March 31, 2005. Total deposits were $479.2 million at March 31, 2006 compared to $430.3 million at March 31, 2005, and increase of 11.4%. Federal Home Loan Bank Advances and other borrowings increased $21.0 million or 17.9% to $138.7 million at March 31, 2006 from $117.6 million at March 31, 2005.

During the three months ending March 31, 2006, the Company purchased property in Evans, Georgia, which will contain a full service branch in the future.

Security Federal Bank has eleven full service branches located in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Additional financial services are offered through the Bank's three wholly owned subsidiaries, Security Federal Insurance Inc., Security Federal Investments Inc., and Security Federal Trust Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at
(803) 641-3070.

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